Exhibit 10.9

Pursuant to item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

PHYSICIAN EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of June 10, 2025 (the “Effective Date”), by and between Prabhu-Lata K. Shete MDs, LTD., a Nevada professional corporation d/b/a The Sleep Center of Nevada (the “Practice”) and Dr. Prabhu Rachakonda, M.D. (the “Physician”) (together with the Practice, the “Parties”).

WHEREAS, the Practice is providing professional medical services to patients in the State of Nevada and desires to obtain the services of a duly qualified medical doctor to provide clinical services, including sleep apnea testing and diagnostics; and

WHEREAS, the Physician is licensed by the Nevada State Board of Medical Examiners (the “Board”) to practice medicine in the State of Nevada (the “State”); and

WHEREAS, the Practice wishes to employ the Physician on a full-time, exclusive basis to render professional medical services to its patients, and the Physician wishes to be employed by the Practice, on the terms and conditions set out in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and obligations contained in this Agreement, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Professional Employment Relationship. The Practice hereby employs the Physician, and the Physician hereby accepts this employment to perform Professional Medical Services (as defined in the following Section) on the terms and conditions set forth below.

2. Professional Medical Services.

(a) The Physician shall provide and personally render clinical services (including but not limited to medical examination, testing, orders, interpretation, diagnosis, treatment, and prescription within the scope of the Physician’s licensure and/or specialty) to and for patients of, or assigned by, the Practice on a full-time, exclusive basis. The Physician agrees to devote substantially their entire time and attention to the practice of medicine on the Practice’s behalf.

(b) The Physician shall perform all administrative and management duties necessary and attendant to such practice and that may otherwise be assigned to them by the Practice. All earnings derived from or related to services personally rendered by the Physician to or for the Practice’s patients (the “Professional Medical Services”) shall accrue to and be the property of the Practice, unless otherwise excepted according to the terms of this Agreement.

(c) The Physician shall supervise allied health professionals, non-physician practitioners, and appropriate non-physician clinical personnel who participate in the care of patients assigned to the Physician.

(d) The Physician shall participate in and attend staff meetings and staff education and participate in the Practice’s quality-improvement programs and compliance training.

(e) The Professional Medical Services are to be performed predominantly at the Practice’s various office locations throughout Nevada.

(f) To the extent necessary, the Physician agrees to participate in and share responsibility for non-hospital on-call coverage with the Practice’s other employed physicians. The Physician will only be responsible for the dates of assigned on-call coverage. The Physician recognizes and acknowledges, however, that emergencies may arise requiring the Physician’s particular specialty or services outside of assigned on-call coverage dates, and the Physician agrees to render any services as may be required, where reasonably able to do so.

3. Work Schedule. The Practice will set the work schedule for the Physician. The Physician shall be available and perform the Professional Medical Services during those hours determined by the Practice and as may be changed by the Practice from time to time. For purposes of this Agreement, full-time shall mean the commitment by the Physician of an average of forty (40) hours to perform patient care and administrative duties in any seven (7) day week, with on-call hours not being considered as hours worked.

4. Exclusive Relationship. During the term of this Agreement, the Physician will not engage in any other occupation or professional activity without the prior written consent of the Practice, including but not limited to, medical services, consulting, advisory board, or speaker program agreements with medical device companies, pharmaceutical companies, or other health care related entities.

(a) Except for Permitted External Activities, the Physician agrees that all fees received for any services by the Physician shall be paid directly to the Practice. The Physician may engage in activities outside of employment and on their own time if these are not otherwise precluded by this Agreement, like personal investments, hobbies, charitable, and civic activities which do not interfere with the performance of the Physician’s duties under this Agreement or have otherwise been approved by the Practice as a Permitted External Activity as set out below.

(b) The Physician agrees that they will not render medical services of a professional nature to or for any person or firm, for compensation, during the term of this Agreement, nor engage in any activity competitive with or adverse to the Practice’s business or professional practice, whether alone, as a partner, or as an officer, director, member, physician, shareholder, or investor of any other practice, partnership, limited liability practice, or in any other capacity.

5. Permitted External Activities. The Physician may engage in academic lecturing, speaking engagements, teaching, research, and writing only as requested by the Practice on its behalf, or only as approved by the Practice under this Section as a Permitted External Activity. External Activities are any professional activities outside the scope of this Agreement in any field of medicine or surgery, or academic lecturing, including without limitation, consulting, promotion, marketing, speaking engagements, teaching, research, writing, “moonlighting” or the provision of testimony as an expert witness.

(a) The Physician will not engage in consulting, advisory board, or speaker program agreements with medical device companies, pharmaceutical companies, or other health care related entities without the prior written consent of the Practice as an External Activity.

(b) The Physician agrees that they will not render medical services of a professional nature to or for any person or firm, for compensation, during the term of this Agreement, nor engage in any activity competitive with or adverse to the Practice’s business or professional practice, whether alone, as a partner, or as an officer, director, member, physician, shareholder, or investor of any other practice, partnership, limited liability practice, or in any other capacity, without the prior written consent of the Practice as an External Activity.

(c) The Physician agrees not to engage in, receive compensation for, or bill for, any External Activity including any professional activity outside the scope of this Agreement in any field of medicine or surgery, academic lecturing, including consulting, promotional, marketing, or speaking engagements, or teaching, research, writing, or the provision of testimony as an expert witness, without the prior written consent of the Practice as an External Activity.

(d) The Physician agrees that any proposed External Activity shall first be submitted in writing to the Practice’s Administrator (as defined in the Practice Administration Agreement entered into by the Practice) for approval. If the Administrator approves the External Activity in writing, before the Physician engages in any Permitted External Activity, the Practice will enter into a contract with the entity or person requesting the services unless the Administrator otherwise permits the Physician to directly contract for the External Activity.

(e) Any Permitted External Activity engaged in by the Physician must be consistent with the interests of the Practice, conflict of interest and compliance policies, and may not pose any potential for bias and influence on the physician’s medical judgment.

(f) If, upon securing the Practice’s prior written approval for any Permitted External Activity, the Physician conducts any professional activities outside the scope of this Agreement, the Physician shall maintain, at the Physician’s expense, professional malpractice liability insurance for such activities, unless the Practice agrees otherwise in writing. Written acknowledgment of coverage shall be provided to the Practice.

6. Board Observer Right.

(a) During the term of this Agreement, the Physician will be entitled to sit as a non-voting observer (a “Board Observer”) to the Board of Directors of Vivos Therapeutics, Inc. (“Vivos”). As a Board Observer, the Physician shall be entitled to: (i) receive notice of any regular or special meeting of Board of Directors at the time such notice is provided to the members of the Board of Directors; (ii) receive copies of any materials delivered to the Company’s directors in connection with such meetings; and (iii) attend all such meetings of the Board of Directors; provided, however, that as a Board Observer, the Physician shall not be entitled to: (i) vote on any matter submitted to the Board of Directors; (ii) offer any motions or resolutions to the Board of Directors; or (iii) receive information or materials or attend any meeting or portion thereof if (as determined by the Board of Directors in their sole discretion) access to such information or materials or attendance at such meeting would (A) adversely affect the attorney-client or work product privilege between Vivos and its counsel, (B) result in a conflict of interest, or (C) result in violation of any agreement with a third party that restricts or prohibits such disclosure.

(b) The Physician agrees, as a condition of his participation in any such meeting or receipt of any such information as a Board Observer, to have executed a customary confidentiality and market standoff agreement with terms satisfactory to and in favor of Vivos.

(c) The rights granted to Physician under this Section shall automatically terminate upon the expiration or termination of this Agreement.

7. Licensing and Certification. The Physician shall have and maintain all licenses, registrations, and certifications necessary to perform the Professional Medical Services required under this Agreement, including but not limited to:

(a) State Medical License. The Physician shall have a valid and unlimited license to practice medicine in Nevada throughout the term of this Agreement and shall provide a copy of the license to the Practice before employment, at least annually thereafter, and otherwise upon the Practice’s request.

(b) Board Certification. The Physician shall obtain and maintain certification or eligibility by the Board for the medical specialty of their practice upon the Practice’s request;

(c) Pharmaceutical Prescribing and DEA Registration. The Physician shall obtain and maintain the federal and state licenses, registrations, and certifications necessary to dispense and prescribe pharmaceutical agents ordinarily dispensed or prescribed in conjunction with the professional services to be performed by the Physician under this Agreement, including without limitation, narcotics and other controlled dangerous substances.

8. Third-Party Payor Participation.

(a) Managed Care Organizations. The Physician shall participate in any managed care organization (MCO) contracts with which the Practice contracts or provides services, and of any other provider network or other health care delivery organization in which the Practice directs the Physician to participate. The Physician will not be in default of this provision if their failure to become a participating provider in a provider network is for reasons beyond their control. For purposes of this Agreement, an MCO includes any third-party payors, payor provider networks, or other health care delivery organizations, including but not limited to preferred provider organizations, health maintenance organizations, administrative services organizations, independent practice organizations, and accountable care organizations. The Physician agrees to participate in, cooperate with, and provide care to members of any MCOs specified by the Practice. The Physician will fully cooperate with all case management and utilization review requirements of the MCOs and the Practice. If applicable, the Physician shall terminate contracts or membership with any MCO specified by the Practice and comply with any patient notification requirements as may be made necessary by such termination under controlling regulations and statutes.

(b) Other Entities. The Physician shall provide Professional Medical Services that the Practice has agreed to perform under agreements with other entities, including without limitation, hospitals, physician practices, and clinics.

9. Government Health Care Programs. The Physician is and shall remain a provider in good standing with Medicare and Medicaid programs, and with any other government-funded health care program or payor that the Practice may require. As required by the Practice, the Physician shall maintain a National Provider Identifier (NPI) number.

10. Required Notifications by Physician. The Physician shall, throughout the term of this Agreement, make all notifications required below or elsewhere throughout this Agreement to the Practice immediately upon discovery of any circumstances requiring these notifications. Required notifications under this Agreement include but are not limited to notifications regarding:

(a) any material change with respect to licensure, medical staff privileges, or enrollment in any managed care or government health care benefits program;

(b) exclusion from participation in any federal or state health care benefits program;

(c) any report or complaint about the Physician’s competence or conduct made to any state medical or professional licensing agency;

(d) any limitation on their ability to practice medicine including any physical or mental illness, drug or alcohol dependency, or condition that impairs or may impair the Physician’s ability to practice medicine;

(e) any civil, criminal, or administrative investigation, or proceeding relating to an allegation that the Physician filed false health care claims, violated state or federal anti-kickback laws or physician self-referral laws, or engaged in any billing improprieties;

(f) any malpractice suit, claim (whether or not filed in court), verdict, decree, or settlement involving the Physician;

(g) any disciplinary, peer-review or other action by a health care facility, licensure board, governmental agency, or professional society;

(h) any criminal charges or convictions, whether felony or misdemeanor; or

(i) any investigation or review for any conduct that could be characterized as discrimination or harassment.

11. Failure to Provide Notice. The Physician’s failure to provide any notification required by this Agreement is grounds for the Practice’s immediate termination of this Agreement.

12. Notices. All notices and communications required by this Agreement shall be in writing and shall be deemed provided when hand-delivered, or when sent postage prepaid by registered or certified mail, and, if intended for the Practice, shall be addressed to it at the address set forth on the signature page, or at such other address as the Practice shall have given to the Physician, and if intended for the Physician shall be addressed to them at the address set forth on the signature page, or at such other address as the Physician shall have given to the Practice.

13. Performance Standards. The Physician agrees to observe, comply with, and provide services under this Agreement according to:

(a) ethical rules of the medical profession as applied and enforced by the Board, applicable state and federal laws and regulations, and the appropriate professional standard(s) of care; and

(b) the Practice’s policies and procedures, code of conduct, policies, and other governing rules and documents now in force or as adopted by the Practice from time to time.

14. Medical Record Accuracy and Completion. The Physician agrees to:

(a) timely complete and maintain accurate records for all professional services provided to the Practice’s patients in accordance with all applicable record-keeping and reporting requirements, state and federal laws, and the Practice policies and procedures; and

(b) sign off on all orders, prescriptions, and plans of care on a timely basis.

15. Coding and Documentation Assessments. The Physician shall participate in the Practice’s regular assessments of the Physician’s documentation and coding, and the Physician shall participate, when requested, in all related educational programs. At all times, during the term of this Agreement, the Physician shall comply with the Practice’s policies and procedures related to satisfaction of state guidelines regarding documentation, coding, and billing. Failure to comply with such policies and procedures shall be deemed to be a material breach of this Agreement.

16. Employment At-Will. The Physician understands and agrees that their employment with the Practice is at-will and that the Practice can terminate the Physician’s employment and future compensation, with or without cause, and with or without notice, as set forth in and subject to the terms of this Agreement, at any time. The Physician acknowledges that no representations to the contrary, either oral or written, have been made to the Physician and that any pre-existing understanding or statements which contradict the at-will status of employment are cancelled. Further, the Physician understands that only the Administrator of the Practice has the authority to enter into any agreement for employment for any fixed period of time, or to make any agreement contrary to the foregoing, and that any such agreement must be in writing and signed by the Physician and the Administrator of the Practice.

17. The Practice’s Responsibilities.

(a) Patient Assignment and Fee Schedule. The Practice shall have complete and exclusive authority to assign patients to the Physician, and to establish fee schedules and otherwise set fees for all Professional Medical Services performed by the Physician during the term of this Agreement.

(b) Billing and Collection. The Practice shall have complete and exclusive authority to bill, collect, and determine any write-offs for fees for Professional Medical Services rendered by the Physician and to take any other action related to billing and collection of such fees during the term of this Agreement and any extension thereof. The Practice shall retain all fees collected for Professional Medical Services, and all accounts receivable generated for such services shall be the property of the Practice.

(c) Office Space, Equipment, and Supplies. The Practice shall make available the medical and administrative assistance, space, equipment, supplies, and support personnel as reasonably necessary, in the sole judgment of the Practice, to enable the Physician to carry out their responsibilities under this Agreement.

18. Professional Liability Insurance. The Practice will provide the Physician with professional liability insurance (medical malpractice) coverage at no cost to the Physician for Professional Medical Services provided under this Agreement. The Physician will cooperate with the Practice and promptly provide any information required by the Practice’s insurance carrier to effectuate or maintain insurance coverage. The Physician acknowledges that any professional liability policy provided by the Practice shall cover the Physician’s practice of medicine only for Professional Medical Services provided by the Physician as an employee of the Practice and will not cover any External Activities outside the scope of the Physician’s employment under the Agreement. If, upon securing prior written approval for any Permitted External Activity pursuant to this Agreement, the Physician conducts professional activities outside the scope of the Physician’s employment, the Physician shall maintain, at the Physician’s expense, professional malpractice liability insurance for such activities and shall provide written acknowledgement of coverage upon request by the Practice.

19. Liability Coverage: Type and Amount. The Practice will:

(a) provide professional liability insurance coverage in amounts deemed reasonable by the Practice but not less than [*****] per occurrence and [*****] in the annual aggregate, and no less than that provided for the Practice’s other employed physicians. Such coverage shall:

(i) be provided and maintained throughout the term of the Agreement and any renewals of this Agreement.

(ii) be effective as of the Effective Date of this Agreement, but not cover any period before the Effective Date.

(b) Notification of Claims. The Physician shall immediately notify the Practice or persons designated by the Practice in writing of all claims made, filed, or threatened against the Physician related to the services provided during the term and under this Agreement.

20. Compensation. As compensation for the services rendered to the Practice, the Practice agrees to pay the Physician:

(a) Base Salary. The Physician shall receive an annual salary of $400,000 payable on a monthly basis in accordance with the Practice’s policies as amended from time to time.

(b) Bonus and Incentive Compensation. In addition to the annual salary, the Practice shall pay to the Physician, within [*****] after the end of each full calendar year during which the Physician is continuously employed under this Agreement, a bonus calculated [*****] as follows; provided, however, that [*****] for 2025 only shall be based on an extrapolation of [*****] realized on an accrual basis for the Nevada operations of Airway Integrated Management Company, LLC or its appropriate designee responsible for providing services on the state, beginning the first full calendar month after the closing (the “Post-Closing Month”) of the transactions contemplated in that certain Asset Purchase Agreement between Vivos Therapeutics, Inc. and R.D. Prabhu-Lata K. Shete MDs, LTD. executed on April 15, 2025, with [*****] earned between the first day of the Post-Closing Month and December 31, 2025 multiplied by an amount that would equal a full twelve (12) months of operations (for example, three (3) months of operations from the Post-Closing Month to year-end 2025 would be multiplied by four (4); four (4) months of operations from the Post-Closing Month to year-end 2025 would be multiplied by three (3); and six (6) months of operations from the Post-Closing Month to year-end 2025 would be multiplied by two (2):

[*****] Target	Bonus and Incentive Compensation
2025	2025
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
2026	2026
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
2027	2027
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
2028	2028
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

(c) Clawback Provisions. Any amounts payable under this Agreement are subject to any policy (whether in existence as of the Effective Date or later adopted) established by the Practice providing for clawback or recovery of amounts that were improperly paid to or obtained by the Physician. The Practice will make any determination for clawback or recovery in its reasonable discretion and in accordance with any applicable law or regulation.

21. Expense Reimbursement. The Physician shall be entitled to reimbursement from the Practice for the reasonable and necessary expenses incurred in the performance of services under this Agreement in accordance with the Practice’s expense policy. Reimbursable expenses include license renewal fees, continuing medical education costs, medical staff membership fees, required board certification(s) costs, third-party payor program credentialing or participation applications, or other expenses subject to the Practice’s prior written approval. The Physician shall furnish the Practice with expense records in compliance with the Practice’s policies and IRS rules.

22. Vacation. The Physician shall be entitled to receive the vacation and fringe benefits provided by the Practice to its employees consistent with applicable policies, provided that these benefits may change from time to time, as determined by the Practice.

23. Benefits. The Physician may be eligible to participate in other benefits or incentive compensation plans that may be authorized and adopted from time to time by the Practice.

24. Medical Records. All medical records, case histories, case records, x-ray films, personal or regular files relating to patients treated by the Physician while employed by the Practice under this Agreement shall belong to and remain the property of the Practice. The Practice agrees to provide the Physician with copies of appropriate records and documents requested by the Physician in connection with the defense of a claim or suit arising from the Physician’s provision of services while the Physician is employed by the Practice. The Physician shall pay all reasonable expenses incurred by the Practice in providing such records and documents.

25. Confidentiality. All documents and records related to services provided under this Agreement, or to the operations of the Practice, are and shall remain the Practice’s property. The Physician recognizes and acknowledges that these documents and records are proprietary to the Practice. The Physician will not disclose confidential information without the written consent of the Practice except as necessary to perform the Physician’s duties and responsibilities under this Agreement and as required by law. The Physician agrees to:

(a) comply with all federal and state laws and regulations governing the confidentiality of patient medical information including without limitation the provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and related regulations; and

(b) immediately report in writing to the Practice any breach or compromise of such confidentiality; and

(c) immediately return or cause to be returned to the Practice all patient medical information upon termination of this Agreement.

26. Professional Fees Assignment. The execution of this Agreement by the Physician shall be deemed an assignment by the Physician to the Practice of all fees and accounts for Professional Medical Services rendered pursuant to this Agreement. The Physician hereby reassigns to the Practice any rights the Physician may have to payments made by Medicare or Medicaid for these services rendered by the Physician.

(a) Additional Documents. To the extent necessary to accomplish the intent of this Section and consistent with applicable law, the Physician shall execute additional documents as may be reasonably requested by the Practice, including without limitation, assignments of all fees and accounts for Professional Medical Services.

(b) Third-Party Payor Agreements. The Physician recognizes that the Practice will from time to time execute on behalf of the Physician, agreements with various managed care organizations (MCOs) and federal and state health care programs. The Practice will request from the Physician any additional assignments necessary to facilitate billing and other appropriate functions for purposes of the Practice’s agreements with such MCOs and federal and state health care programs. The Physician:

(i) agrees to execute any such agreements that the Practice requests the Physician to execute;

(ii) agrees not to execute any such agreements unless requested to do so by the Practice; and

(iii) grants to the Practice a limited power of attorney for the purpose of executing MCO, federal or state health care program or other third-party payor agreements on behalf of the Physician.

27. Non-Discrimination Against Patients. The Physician shall render the same quality of services to all patients, regardless of whether they are fee-for-service, health maintenance organization (HMO), commercial, Medicaid patients, Medicare risk patients, or otherwise. The Physician shall not discriminate or differentiate in the treatment of patients by virtue of the patient’s financial reimbursement plan or payment method.

28. Assignment of Agreement. Neither this Agreement, nor any rights and obligations under it, may be assigned by the Physician, without the prior written consent of the Practice.

29. Non-Compete. The Physician agrees that for a period of three (3) years following the termination of this Agreement, Physician shall not, individually or jointly, whether as an employer, physician, operator, agent, independent contractor, owner, shareholder, investor, joint venture participant, or otherwise, engage in the practice of medicine within the State of Nevada.

30. Non-Solicitation. The Physician agrees that during the term of this Agreement and for a period of at least three (3) years after its termination, Physician will not:

(a) Solicit, encourage, induce, or attend to induce any employee of the Practice to leave the employment of, or terminate services to, the Practice, or intentionally adversely interfere with the relationship between the Practice or any of its employees.

(b) Hire, or cause to be hired, any person who was an employee of the Practice within one hundred eighty (180) days of the last date on which the employee was retained by the Practice.

(c) Induce or attempt to induce any patient, former patient, referral source, or other business relation of the Practice to cease using the services of the Practice, cease doing business with the Practice, or intentionally adversely interfere with the relationship between any patient, referral source, or other business relation and the Practice.

31. Reciprocal Representations and Warranties. The Physician and the Practice each represents and warrants to the other that:

(a) It is not currently excluded, debarred, or otherwise ineligible to participate in Medicare or any other federal health care program under Section 1128 and 1128A of the Social Security Act or as defined in 42 U.S.C. § 1320a-7b(f) (the “federal health care programs”).

(b) It has not been convicted of a criminal offense related to the provision of health care items or services and has not yet been excluded, debarred, or otherwise declared ineligible to participate in any federal health care program.

(c) It is not under investigation or otherwise aware of any circumstance that may result in such party being excluded from participation in any federal health care program.

(d) The foregoing representations and warranties shall be ongoing during the term of this Agreement and each party shall immediately notify the other party of any change in the status of the representation and warranty set forth in this Section, at which time the notified party shall have the right to immediately terminate this agreement.

32. Physician Representations and Warranties. The Physician represents and warrants that:

(a) The Physician’s acceptance of employment with the Practice and performance of duties under this Agreement will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement, or understanding to which the Physician is a party or is otherwise bound.

(b) The Physician’s acceptance of employment with the Practice and performance of duties under this Agreement will not violate any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer.

(c) The Physician has fully disclosed to the Practice (or those designated by the Practice) any and all prior revocations, suspensions, censures, disciplinary proceedings, malpractice claims or actions that either occurred in the past or are pending as of the Effective Date of this Agreement.

33. Term and Renewal. This Agreement shall begin on the Effective Date (as defined below) and shall continue for a term of three (3) years unless and until otherwise terminated by either party. This Agreement shall automatically renew for successive one-year terms commencing on each anniversary of the Effective Date unless either party provides the other party with written notice of non-renewal at least [*****]before the end of the current term, or unless this Agreement is terminated earlier according to its termination provisions. For purposes of this Agreement, the “term” includes the initial period of performance and any subsequent renewal periods.

34. Termination for Cause by the Physician. The Physician may terminate this Agreement for cause in the event of a material breach of the Agreement upon [*****] prior written notice to the Practice describing the material breach, provided the Practice fails or has made no effort to cure the identified breach within [*****]of receiving the written notice from the Physician, or such longer period as the Physician may allow to achieve cure.

35. Termination by the Practice. The Practice may at its reasonable discretion and without prejudice to any and all remedies which it may otherwise have either at law, in equity, or under the terms of this Agreement immediately terminate this Agreement for cause upon the occurrence of the following:

(a) The Physician engages in one or more acts of intentional misconduct.

(b) Upon the death or disability of the Physician or upon any adjudication of the Physician as incompetent.

(c) Any situation involving the Physician that creates a reasonable likelihood of immediate harm to patients of the Practice or the Physician.

(d) The Physician’s breach of a material term of this Agreement, or the applicable policies and procedures of the Practice, where the breach is not curable, or if curable, has not been cured to the reasonable satisfaction of the Practice within [*****]of written notice of such breach or failure to the Physician.

(e) The Physician’s suspension or exclusion from participation in any health care benefits program administered by any private or governmental third-party payor on which the Practice relies, including but not limited to Medicare and Medicaid.

(f) The termination of the Physician’s professional liability insurance because of acts or omissions by the Physician.

(g) The Practice’s inability to obtain, as determined by the Practice, professional liability insurance covering the Physician at commercially reasonable rates.

(h) The revocation, suspension, termination, surrender, or other loss of any clinical or medical licensure, board certification, or medical staff privileges held by the Physician during the term of this Agreement.

(i) The imposition of conditions or restrictions on the Physician’s license to practice medicine.

(j) The suspension or revocation of the Physician’s Drug Enforcement Agency (DEA) registration, certification, or other right to prescribe or dispense controlled substances.

(k) The commission by the Physician of any intentional or willful act damaging to the Practice or its reputation.

(l) The Physician’s habitual alcohol, drug, or other substance abuse that interferes with their ability to perform their obligations under this Agreement.

(m) The Physician is suspended, excluded, or debarred by any governmental authority for violation of any law, rule, regulation, or policy regarding professional standards, including unprofessional conduct.

(n) Resignation of the Physician from any professional organization while under the threat of investigation or discipline.

(o) The Physician is convicted, pleads guilty or enters a plea of nolo contender to any felony, or to any misdemeanor involving violence, moral turpitude, or immoral or unethical conduct.

(p) At any time for any reason, or for no reason, on not less than [*****]prior written notice to the Physician.

36. Disability. For purposes of this Agreement, the term “disability” shall mean the Physician’s sustained inability, due to physical or mental injury, illness, or incapacity, to perform the essential duties, responsibilities, and functions of a physician, with or without reasonable accommodation, and as a result of which the Physician does not perform the essential duties, responsibilities or functions of his position for a period of at least 120 days (whether or not consecutive) during any 180-day period or for any period of at least 90 consecutive days. However, upon such disability and as an alternative to termination of this Agreement, the Practice may, but is not required to, agree to a continuing employment relationship with the Physician at a reduced rate of compensation based on the Physician’s ability to perform on a basis less than what is required in this Agreement, and with reasonable accommodation, the essential functions of the practice of medicine. The Practice may require the Physician to undergo a medical exam by a competent board-certified physician in State of the Practice’s choosing at the Practice’s expense. The opinions as to the Physician’s ability to perform the essential functions of the services hereunder will be final and binding. The Practice may also require the Physician to undergo a medical exam following the Physician’s request for a reasonable accommodation.

37. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without giving effect to its conflicts-of-laws provisions.

38. Dispute Resolution.

(a) Confidential Mediation. The Parties agree that any dispute or controversy arising out of, or in any way relating to this Agreement that cannot be resolved within [*****] of written notification by one Party to the other that a dispute has occurred shall be initially redressed by mediation. The mediation shall be in Clark County, Nevada and will be conducted by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules and Mediation Procedures. The mediation shall take place within [*****]of notice of said mediation being sent to the Parties. The cost of the mediation shall be borne equally by the Parties, and such mediation shall engage a sole mediator selected from the panel of mediators of the AAA. The Parties shall attempt in good faith to agree upon a mediator, and if there is no agreement, the mediator shall be selected by the AAA. The Parties agree to keep the proceedings of the mediation, all events leading up to the mediation and the outcome of the mediation confidential. Should mediation fail to resolve the Parties’ differences, the Parties agree to submit their dispute to arbitration in accordance with the procedures set forth in Section 38(b).

(b) Confidential Binding Arbitration. Should the mediation procedures set forth in Section 38(a) fail to resolve the Parties’ differences, the Parties agree to submit their dispute to arbitration in accordance with the Commercial Arbitration Rules of the AAA then in effect. The arbitration shall be held in Clark County, Nevada or Denver, Colorado before a sole arbitrator agreed to by the Parties and selected from the panel of arbitrators of the AAA. The Parties shall attempt in good faith to agree upon an arbitrator, and if there is no agreement, then the selection of the arbitrator shall be made by the AAA. The Parties agree to keep the proceedings of the arbitration, all events leading up to the arbitration and the outcome of the arbitration confidential. It is the intent of the Parties that this Section 38(b) provide a broad arbitration clause and is intended to include claims and causes of action regarding, arising out of, or relating to this Agreement, whether arising in contract, tort, statute, regulation, common law or otherwise. The Parties’ submission and agreement to arbitrate shall be specifically enforceable, and the judgment of the arbitrator granting an award (the “Arbitration Award”) to a Party may be entered in any court having jurisdiction thereof.

39. Amendment. Any amendment to this Agreement shall be in writing and signed by both parties.

40. Severability. If any portion of this Agreement is found to be invalid, the remainder of this Agreement shall be valid.

41. Waiver. Failure to require strict compliance with this Agreement’s terms shall not be considered a waiver or modification of this Agreement.

42. Succession. This Agreement shall be binding and for the benefit of the Practice, its successors, and assigns, and the Physician and their heirs, personal representatives, administrators, and legal representatives.

43. Survival. All rights and obligations which by their nature survive the termination of this Agreement shall survive, including without limitation, the provisions of Sections 24, 25, 29, 30, 38, and 43.

44. Regulatory Matters. The Parties acknowledge and agree that the compensation pursuant to this Agreement has been determined by the Parties through good faith and arm’s length bargaining, to be commercially reasonable and reflect fair market value. The compensation is not in any way based upon the volume or value of patient referrals or any other business that has been, is now, or will be generated between the Parties.

(a) Compliance with Law. The Practice and the Physician enter into this Agreement with the intent of conducting their relationship and implementing the terms and conditions contained in this Agreement in full compliance with applicable federal, state, and local law, including without limitation, the Anti-Kickback Statute and the Stark Law, as each may be amended from time to time. Notwithstanding any unanticipated effect of any of the provisions of this Agreement, neither Party will intentionally conduct itself under the terms of this Agreement in a manner that would constitute a violation of the Anti-Kickback Statute or the Stark Law.

(b) No Requirement for Referrals. Without limiting the foregoing, the Practice and the Physician expressly agree that nothing contained in this Agreement shall require either Party to refer any patients to the other, or to any affiliate or subsidiary of the other. The Practice and the Physician further acknowledge and agree that if the Physician is unable to perform a professional service or test that may be requested or required for the treatment of a patient of the Practice not available through the Practice in compliance with law, the Physician shall refer the patient to the appropriate facility or provider for such test or procedure.

45. Entire Agreement. This Agreement is the entire agreement between the Parties with respect to the subject matter. This Agreement may be amended only by a written agreement signed by the Parties.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Physician Employment Agreement as of the date set forth above.

Practice:		Physician:

Prabhu-Lata K. Shete MDs, LTD., a Nevada professional corporation d/b/a The Sleep Center of Nevada

By:	/s/ Dr. Prabhu Rachakonda	By:	/s/ Dr. Prabhu Rachakonda

Name:	Dr. Prabhu Rachakonda, M.D.	Name:	Dr. Prabhu Rachakonda, M.D.

Title:	Shareholder, President, and Director

Address for Notices:	Address for Notices:

5701 W. Charleston Blvd., Suite 105	5701 W. Charleston Blvd., Suite 105
Las Vegas, Nevada 89146	Las Vegas, Nevada 89146
Attention: Administrator	Attention: Dr. Prabhu Rachakonda, M.D.

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